
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from DWFCM International Access Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      41,386,331
<SECURITIES>                                         0
<RECEIVABLES>                                  225,428<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              44,685,509<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                44,685,509<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,214,136<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,162,613
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,948,477)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,948,477)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,948,477)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $143,671 and receivable from DWR of $81,757.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,073,750.
<F3>Liabilities include redemptions payable of $765,512, accrued brokerage commissions of $64,704, accrued management fees of $111,050, accrued administrative expenses payable of $111,256 and accrued transaction fees and costs of $7,877.
<F4>Total revenues include realized trading revenue of $(1,329,537), net change in unrealized of $2,143,804 and interest income of $1,399,869.

